Exhibit 10.24

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SHARE PURCHASE AGREEMENT
THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into on December 14, 2020 (the “Effective Date”) by and among:
(1)    Allogene Overland Biopharm (CY) Limited, a company incorporated under the Laws of the Cayman Islands (the “Company”);
(2)    Overland Pharmaceuticals (CY) Inc., a company incorporated under the Laws of the Cayman Islands, (“Overland”); and
(3)    Allogene Therapeutics, Inc., a corporation established under the Laws of the State of Delaware (“ALLO”, together with Overland, the “Purchasers”, and each a “Purchaser”).
Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
A.    The Company intends to issue and sell to the Purchasers, and the Purchasers intend to subscribe for and purchase from the Company, a certain number of Seed Preferred Shares, par value US$0.0001 per share, of the Company (the “Seed Preferred Shares”), pursuant to the terms and subject to the conditions of this Agreement.
B.    The Parties intend to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.DEFINITIONS
Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit A.
2.TRANSACTIONS
2.1Authorization. On or prior to the Closing, the Company shall have authorized the issuance of the Seed Preferred Shares, having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Memorandum and Articles of Association of the Company in the form attached hereto as Part II of Exhibit E (the “Memorandum and Articles”).

2.2Sale and Purchase of Seed Preferred Shares.
(i)Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees to, severally and not jointly, subscribe for and purchase from the Company, at the Closing, such number of Seed Preferred Shares (collectively, the “Purchased Shares”) set forth opposite such Purchaser’s name in the column titled “Number of Seed Preferred Shares” in the table set forth in Exhibit B at a purchase price of approximately US $2.2941 per share, amounting to the exact aggregate purchase price amount set forth opposite such Purchaser’s name in the column titled “Consideration” in the table set forth in Exhibit B, which shall be payable by, (a) in the case of Overland, through payment of the Closing Cash at the Closing and the Quarterly Payments at each Quarterly Payment Date, and (b) in the case of ALLO, its entry into the license agreement in the form attached hereto as Part I of Exhibit E (the “License Agreement”) with the Company upon the Closing.
(ii)Upon completion of the Closing, Overland and ALLO, respectively, shall hold not less than 51.0% and 49.0% of the total issued and outstanding share capital of the Company on a fully-diluted, as-converted basis.
3.CLOSING
3.1Closing. Subject to the terms and conditions of this Agreement, the closing of the subscription and issuance of the Purchased Shares pursuant to Section 2.2 (the “Closing”) shall take place remotely via the exchange of documents and signatures as soon as possible and in any event within ten (10) Business Days after the fulfillment or, to the extent permissible, waiver of the conditions to the Closing as set forth in Article 5 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing), or such other time as the Company and the Purchasers shall mutually agree (the “Closing Date”). A capitalization table setting forth the Company’s complete capital structure immediately after the Closing is set forth in Part II of Exhibit C.
3.2Procedure.
(i)Closing Deliverables by the Company. At the Closing, the Company shall deliver (or cause to be delivered) to each Purchaser (a) a true copy of the Company’s updated register of members certified by the registered office provider of the Company, reflecting the issuance of the Purchased Shares to the Purchasers at the Closing, (b) a true copy of the Company’s updated register of directors certified by the registered office provider of the Company, evidencing the appointment of two (2) representatives of Overland and two (2) representatives of ALLO, (c) the original share certificate representing the Purchased Shares purchased by such Purchaser at the Closing, (d) a certificate of good standing of the Company issued by the Registrar of Companies of the Cayman Islands dated within twenty (20) days prior to the Closing, and (d) to the extent not previously delivered, such documents, instruments and items required to be delivered in connection with the satisfaction of the applicable closing conditions under this Agreement.
(ii)Delivery of the Closing Documents. At the Closing,
(a)License Agreement. The Company and ALLO shall execute and deliver the License Agreement.
(b)Shareholders Agreement. The Parties shall execute and deliver the shareholders’ agreement in the form attached hereto as Part III of Exhibit E (the “Shareholders Agreement”).
(c)Indemnification Agreement. The Company shall duly execute and deliver an indemnification agreement with each member of the Board as of the Closing, respectively, and the Purchaser that appoints such member in the form attached hereto as Part IV of Exhibit E (the “Indemnification Agreement”).
(iii)Closing Payment. At the Closing, Overland shall pay an amount of cash equal to US$[***] (collectively, the “Closing Cash”) to the Company by wire transfer of immediately available funds in U.S. dollars to a bank account designated by the Company.
(iv)Quarterly Payments. At least five (5) Business Days prior to the beginning of each fiscal quarter beginning on the first fiscal quarter occurring after the first anniversary of the Closing and until the Quarterly Payment Expiration (each such date, a “Quarterly Payment Date”) Overland shall pay to the Company by wire transfer of immediately available funds in U.S. dollars to a bank account designated by the Company (each, a “Quarterly Payment”) an amount of cash equal to [***]. The date immediately following payment of the Quarterly Payment, which is calculated pursuant to the preceding clause (b) shall be the “Quarterly Payment Expiration”.
(v)A [***] shall occur if Overland does not make one of its Quarterly Payments on or before [***].
4.REPRESENTATIONS AND WARRANTIES
4.1Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that each of the statements contained in Part I of Exhibit D attached hereto (the “Company Representations and Warranties”) is true, correct and complete as of the Effective Date and the Closing Date.

4.2Representations and Warranties of Each Purchaser. Each Purchaser hereby severally and not jointly represents and warrants to the Company and the other Purchaser that each of the statements with respect to such Purchaser itself contained in Part II of Exhibit D (the “Purchaser Representations and Warranties”) is true, correct and complete as of the Effective Date and the Closing Date.
5.CONDITIONS
5.1Conditions to ALLO’s Obligations at the Closing. The obligation of ALLO hereunder to consummate the Closing shall be subject to the fulfillment of, or waiver by ALLO of, each of the following conditions at or prior to the Closing:
(i)Representations and Warranties. The Company Representations and Warranties and the Purchaser Representations and Warranties made by Overland shall be true, correct and complete when made, and as of the Closing Date with the same force and effect as if they were made on and as of such date.
(ii)Performance of Obligations. Each of the Company and Overland shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing.
(iii)Authorization and Proceedings. The execution, delivery and performance of the Transaction Documents to which the Company or Overland is a party shall have been duly authorized by all necessary action on the part of the Company or Overland (as applicable). All corporate and other proceedings by each of the Company and Overland in connection with the transactions contemplated under this Agreement and the other Transaction Documents shall have been completed and all documents and instruments incidental to such transactions shall have been executed, delivered, or filed, as applicable.
(iv)Approvals. Any and all Consents, including but not limited to all permits, authorizations, approvals, waivers, consents or permits of any Governmental Authority or any other person that are necessary for consummation of the transactions contemplated by the Transaction Documents, shall have been duly obtained prior to, and be in full force and effect as of, the Closing.
(v)No Prohibition. There shall not be in effect any applicable Law, Governmental Order or other oral or written determination or indication from any Governmental Authority, or other legal restraint or prohibition, prohibiting, suspending, delaying, objecting, restraining, enjoining, preventing or making illegal the consummation of the transactions contemplated under the Transaction Documents, and there shall not be any pending or threatened action by any Governmental Authority or third party seeking to prohibit, suspend, delay, object to, restrain, enjoin, prevent or make illegal the consummation of such transactions.

(vi)Memorandum and Articles. The Memorandum and Articles shall have been duly adopted by the Company by all necessary action of the Board and the shareholders of the Company and duly filed with the Registrar of Companies in the Cayman Islands, and the Memorandum and Articles shall have become effective with no amendment as of the Closing.
(vii)Board. As of the Closing, the Board shall consist of (a) two (2) directors appointed by Overland, and (b) two (2) directors appointed by ALLO.
(viii)Business Plan and Budget. Overland shall have provided to ALLO the business plan and budget of the Company (the “Business Plan”) for the twelve-month period following the Closing to the satisfaction of ALLO.
(ix)Concurrent Closing. Overland shall consummate the Closing in accordance with this Agreement concurrently with the consummation of the Closing by ALLO in accordance with this Agreement.
(x)Closing Certificate. At the Closing, the Company shall deliver to each Purchaser a certificate dated as of the Closing, signed by one (1) director of the Company certifying (a) that the conditions specified in Section 5.1 have been fulfilled as of the Closing, (b) that the attached copies of the resolutions of the Board of the Company approving the transactions contemplated hereby are all true and complete copies and such resolutions remain unamended and in full force and effect, and (c) that the attached copies of the resolutions of the shareholder of the Company adopting the Memorandum and Articles are true and complete copies and such resolutions remain unamended and in full force and effect.
5.2Conditions to Company’s Obligations at the Closing. The obligation of the Company to consummate the Closing with respect to each Purchaser shall be subject to the fulfillment, or waiver (a) by the Company in respect of ALLO, and (b) by ALLO in respect of Overland, of each of the following conditions at or prior to the Closing:
(i)Representations and Warranties. The Purchaser Representations and Warranties of such Purchaser shall be true, correct and complete when made, and as of the Closing Date, with the same force and effect as if they were made on and as of such date.
(ii)Performance of Obligations. Such Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing.
(iii)Approvals. Any and all Consents, including but not limited to all permits, authorizations, approvals, waivers, consents or permits of any Governmental Authority or any other person that are necessary for consummation of the transactions contemplated by the Transaction Documents, shall have been duly obtained prior to and be in full force and effect as of the Closing.
6.COVENANTS
6.1Use of Proceeds. The Company covenants to the Purchasers that, unless otherwise agreed by the Purchasers in writing or under the Transaction Documents, the entire proceeds received from the sale and issuance of the Purchased Shares hereunder shall be used only for the Principal Business and general working capital needs of the Company and its Subsidiaries (including without limitation, for the performance by the Company of its obligations under the License Agreement) in accordance with the Business Plan and in accordance with any control procedures approved by the Purchasers from time to time.
6.2Satisfaction of Conditions. The Company and Overland shall use their respective reasonable best efforts to satisfy (or cause the satisfaction of) the closing conditions as set forth in Section 5.1 as soon as practicable.
6.3Confidentiality.
(i)Confidentiality Obligation. Each Party shall, and shall cause its Affiliates to, keep confidential (a) the existence and content of this Agreement, the other Transaction Documents and any related documentation, and (b) other information of a non-public nature received from any other Party or its Representatives, or prepared by such Party or its Representatives, exclusively in connection herewith or therewith (collectively, the “Confidential Information”) unless in the case of (a) above, the Purchasers shall mutually agree otherwise in writing, and in the case of (b) above, the Party or Parties to which such nonpublic information relates shall consent in writing; provided that any Party may disclose Confidential Information or permit the disclosure of Confidential Information (A) to the extent legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws of any jurisdiction); provided that such Party shall, where practicable and to the extent permitted by applicable Laws, provide the other Parties with prompt written notice of that fact, consult with the other Parties regarding such disclosure, and at the request of any other Party, seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy; and in any event, such Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information, (B) to its Representatives, (C) in the case of a Purchaser, to its auditors, counsel, directors, officers, employees, fund manager, shareholders and partners, and (D) to its current or bona fide prospective Purchasers, investment bankers and any Person otherwise providing substantial debt or equity financing to such Party, in each case of (B) through (D) above, strictly on a need-to-know basis and only where such Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof and such Person is subject to appropriate nondisclosure obligations substantially similar to those set forth in this Section 6.3. Notwithstanding the foregoing, ALLO shall be permitted to disclose such information as required by the rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission (as determined by ALLO) without being subject to the obligations in the proviso in sub-paragraph (A) above.
For the avoidance of doubt, “Confidential Information” does not include information that (i) was already in the possession of the receiving Party before such disclosure by the disclosing Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this Section 6.3, (iii) is or becomes available to the receiving Party from a third party who has no confidentiality obligations to the disclosing Party, or (iv) was independently developed by the Representatives of the receiving Party who had no access to any Confidential Information.
(ii)Public Announcement. No announcement regarding the consummation of the transaction contemplated by this Agreement, the other Transaction Documents and any related documentation in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of each Purchaser, except as may otherwise be required by applicable Laws or Governmental Order (including the rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission). Following the execution of this Agreement, the Purchasers will issue a press release, the form and timing of which shall be agreed between the Purchasers.
6.4Survival of Representations and Warranties and Covenants. The representations and warranties and all covenants made by each Party contained in this Agreement shall survive the Closing.
7.MISCELLANEOUS
7.1Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S., without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction. The application of the U.N. Convention on Contracts for the International Sale of Goods is excluded.
7.2Binding Arbitration.
(i)All disputes under this Agreement shall be submitted by either Party for resolution in arbitration administered by the International Chamber of Commerce (the “ICC”) pursuant to its arbitration rules and procedures then in effect.

(ii)The arbitration shall be conducted by a panel of three (3) arbitrators: within thirty (30) days after initiation of arbitration, each Party shall select one (1) person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator (who shall be the chairperson of the arbitration panel) within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by ICC. If, however, the aggregate award sought by the Parties is less than US$5,000,000 and equitable relief is not sought, the arbitration shall be conducted by a single arbitrator agreed by the Parties (or appointed by ICC if the Parties cannot agree). The seat of arbitration shall be New York City, New York and the language of the proceedings shall be English.
(iii)The Parties agree that any award or decision made by the arbitral tribunal shall be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction. The arbitral tribunal shall determine the dispute by applying the provisions of this Agreement and the governing law set forth in Section 7.1.
(iv)By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order to avoid irreparable harm, maintain the status quo, preserve the subject matter of the dispute, or aid the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal shall have full authority to grant provisional or interim remedies and to award damages for the failure of any party to the dispute to respect the arbitral tribunal’s order to that effect.
(v)EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY ISSUE RELATING TO ANY DISPUTE ARISING HEREUNDER.
(vi)Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the administrator and the arbitrator; provided, however, the arbitrator shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), or the fees and costs of the administrator and the arbitrator.
7.3Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:
c/o Walkers Corporate Limited
Cayman Corporate Centre
27 Hospital Road
George Town, Grand Cayman
KY1-9008, Cayman Islands
Attn: Allogene Overland Biopharm (CY) Limited – The Corporate Administrator
Fax: 1(345) 949-7886
If to Overland:
John Hancock Tower
    25th Floor
200 Clarendon Street
Boston, MA 02116
Attn: Ed Zhang
with a copy to:
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
One Marina Park Drive, Suite 900
Boston, MA 02210
Attn: Timothy H. Ehrlich
Email: [***]
If to ALLO:
Address:
Allogene Therapeutics, Inc.
210 East Grand Avenue
South San Francisco, CA 94080
Attn: General Counsel
Email: [***]
with a copy to:
Address:
Goodwin Procter LLP
The New York Times Building
620 8th Avenue
New York, NY 10018
Attn: Wendy Pan
Email: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day; (b) on the Business Day after dispatch if sent by internationally-recognized overnight courier; or (c) on the fifth Business Day following the date of mailing if sent by mail.
7.4Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written Consent of the Purchasers and the Company; provided that each Purchaser may assign its rights and obligations to its Affiliate (in the case of Overland, only to a wholly-owned Affiliate of Overland) without the Consent of the other Parties under this Agreement.
7.5Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any applicable Laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law.
7.6Amendment. This Agreement may only be amended or modified by an instrument in writing signed by the Company and the Purchasers.
7.7Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.
7.8Further Assurances. Each Party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.
7.9Fees and Expenses. Each of the Company and the Purchasers shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.
7.10Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in their definitions and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (b) all references in this Agreement to designated sections and other subdivisions are to the designated sections and other subdivisions of the body of this Agreement, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement, (c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision, (d) the titles of the sections and subdivisions of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement, (e) any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, (f) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated, (g) the disjunctive shall be deemed to include the conjunctive, (h) “including” shall be deemed read to include “without limitation”, and (i) this Agreement is jointly prepared by the Parties and should not be interpreted against any Party by reason of authorship.
7.11Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.
7.12Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.
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IN WITNESS WHEREOF, the Parties have duly executed this Share Purchase Agreement as of the date first above written.
Overland Pharmaceuticals (CY) Inc.

By: /s/ Ed Zhang
Name: Ed Zhang
Title: Chief Operating Officer and Chief Business
Officer
SIGNATURE PAGE OF SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Share Purchase Agreement as of the date first above written.
Overland Pharmaceuticals (CY) Inc.

By: /s/ Ed Zhang
Name: Ed Zhang
Title: Chief Operating Officer and Chief Business
Officer

SIGNATURE PAGE OF SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Party has duly executed this Share Purchase Agreement as of the date first above written.
Allogene Therapeutics, Inc.

By: /s/ David Chang
Name: David Chang
Title: CEO and President

SIGNATURE PAGE OF SHARE PURCHASE AGREEMENT

EXHIBIT A
DEFINITIONS

“Affiliate”	means, with respect to any Person, (i) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (ii) in the case of any individual, his spouse, child, brother, sister, parent, the immediate relatives of such spouse, trustee of any trust in which such individual or any of his immediate family members is a beneficiary object, or any entity or company Controlled by any of the aforesaid Persons.
“Board”	means the board of directors of the Company.
“Business Day”	means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by Law to be closed in the People’s Republic of China (mainland), Hong Kong, the Cayman Islands or the United States.
“Consent”	means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.
“Contract”	means, a contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.
“Control”	means, with respect to a Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, or by effective control whether through the ownership of voting securities or other ownership interests, by Contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of more than fifty percent (50%) of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.
“Equity Securities”	means, with respect to any Person that is a legal entity, any and all shares, membership interests, units, profits interests, ownership interests, equity interests, registered share capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Governmental Authority”	means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the People’s Republic of China, Hong Kong, Macau Special Administrative Region of the People’s Republic of China, islands of Taiwan, Singapore or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, any self-regulatory organization and the governing body of any stock exchange.
“Governmental Order”	means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.
“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.
“Law”	means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.
“Liabilities”	means, with respect to any Person, all debts, liabilities, obligations and commitments of such Person of any nature, whether directly or indirectly, accrued or unaccrued, absolute or contingent, known or unknown, liquidated or unliquidated, or otherwise, and whether due or to become due, including those arising under any Law, Governmental Order, legal proceeding or Contract and including all costs and expenses relating thereto.
“Lien”	means any claim, mortgage, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, title defect, adverse claim, restrictive covenant, or other restriction or limitation of any kind whatsoever (whether on use, voting, sale, transfer, disposition, receipt of income, or exercise of any attributes of ownership or otherwise), whether imposed by contract, understanding, Law, equity or otherwise.
“Ordinary Shares”	means the Company’s ordinary shares of par value US$0.0001 per share, with the rights, preferences, privileges and restrictions as set forth in the Memorandum and Articles.

“Person”	means an individual, a partnership (including a limited liability partnership), a corporation, a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, a firm, a legal person, an unincorporated organization and a Governmental Authority.
“Principal Business”	means the development, registration and commercialization of Products (as defined in the License Agreement) in the Territory (as defined in the License Agreement).
“Representative”	means, with respect to any Person, any director, officer, partner, member, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
“Subsidiary”	means any corporation, partnership, limited liability company, joint stock company, joint venture or other organization or entity, whether incorporated or unincorporated, which is Controlled by the Company, including those hereafter formed or acquired, and, for the avoidance of doubt, the Subsidiaries shall include any variable interest entity over which the Company or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with the Company in accordance with generally accepted accounting principles applicable to the Company and any Subsidiaries of such variable interest entity.
“Transaction Documents”	means this Agreement, the Memorandum and Articles, the Shareholders Agreement, the License Agreement, the Indemnification Agreements, the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.
“U.S.”	means the United States of America.
“US$”	means the lawful currency of the United States of America.

In addition, the following terms shall have the meanings defined for such terms in the Sections or Exhibits set forth below:

“ALLO”	Preamble
“Agreement”	Preamble
“Business Plan”	Section 5.1(viii)
“Closing”	Section 3.1
“Closing Cash”	Section 2.2(i)
“Closing Date”	Section 3.1
“Company”	Preamble
“Confidential Information”	Section 6.3
“Company Representations and Warranties”	Section 4.1
“Effective Date”	Preamble
[***]	Section 3.2(v)
“ICC”	Section 7.2(i)
“Indemnification Agreement”	Section 3.2(ii)(c)
“License Agreement”	Section 2.2(i)
“Memorandum and Articles”	Section 2.1
“Overland”	Preamble
“Party” / “Parties”	Preamble
“Purchased Shares”	Section 2.2(i)
“Purchaser” / “Purchasers”	Preamble
“Purchaser Representations and Warranties”	Section 4.2
“Seed Preferred Shares”	Recital
“Shareholders Agreement”	Section 3.2(ii)(b)

EXHIBIT B
Purchasers

Name of Purchasers	Number of Seed Preferred Shares	Consideration
Overland	51,000,000	US$117,000,000*
ALLO	49,000,000	Non-cash consideration**

* To be paid, as set forth herein, through payment of the Closing Cash at the Closing and the Quarterly Payments at each Quarterly Payment Date.
** Shares issued as consideration for ALLO entering into the License Agreement.

B-1

EXHIBIT C
CAPITALIZATION TABLES
Part I     Immediately prior to the Closing

Name of Shareholder	Class of Shares	Number of Shares	Percentage
WNL Limited	Shares	1	100.00%
Total	Shares	1	100.00%

Part II     Immediately after the Closing

Name of Shareholder	Class of Shares	Number of Shares	Percentage
Overland	Seed Preferred Shares	51,000,000	51%
ALLO	Seed Preferred Shares	49,000,000	49%
Total	/	100,000,000	100.00%

C-1

EXHIBIT D
Part I
COMPANY REPRESENTATIONS AND WARRANTIES
1Organization, Standing and Qualification. The Company is duly incorporated or organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization. The Company has all requisite capacity, power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business in each jurisdiction in which it conducts and proposes to conduct business.
2Due Authorization. All actions on the part of the Company and, as applicable, their respective officers, directors and shareholders necessary for (i) the authorization, execution and delivery of, and the performance of all obligations of the Company under this Agreement and the other Transaction Documents to which it is a party have been taken or will be taken prior to the Closing; and (ii) the authorization, issuance, reservation for issuance and delivery of all the Purchased Shares at the Closing have been obtained or will have been obtained prior to the Closing. The Company has all requisite capacity, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party. Each Transaction Document to which the Company is a party is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.
3    Approvals. All Consents which are required to be obtained by the Company in connection with the consummation of the transactions contemplated under this Agreement and the other Transaction Documents will have been obtained prior to and be effective as of the Closing.
4    Valid Issuance. The Seed Preferred Shares, when issued, delivered and paid in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, non-assessable, and free from any Lien. Assuming the accuracy of the representations of the Purchasers in this Agreement, the Seed Preferred Shares will be issued in compliance with all applicable Laws.
5    Capitalization.
5.1    The Company’s capital structure as set forth on Part I of Exhibit C is complete, true and accurate immediately prior to the Closing Date.
5.2    Other than those set forth on Part I of Exhibit C, there are no outstanding Equity Securities of the Company. All presently outstanding Equity Securities of the Company were, and the Purchased Shares will be, duly and validly issued (or subscribed for) in compliance with all applicable Laws and any preemptive rights (or similar requirements) of any Person, and are fully paid, non-assessable, and free from any Lien.
5.3    Except as contemplated in the Transaction Documents, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the Equity Securities of the Company. Except as contemplated by the Shareholders Agreement, no shares of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other Person).
6    No Assets or Liabilities. The Company is a newly-formed entity with no business operations, no contractual obligations and no assets. The Company does not have any indebtedness or liabilities of any nature, whether accrued, absolute, contingent or otherwise and whether due or yet to become due, that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable.
7    Exempt Offering. The offer and sale of the Seed Preferred Shares under this Agreement are exempt from the registration or qualification requirements of all applicable securities laws and regulations, and the issuance of Ordinary Shares upon conversion of the Seed Preferred Shares in accordance with the Memorandum and Articles will be exempt from such registration or qualification requirements.
8    No Brokers. The Company does not have any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, and none of them has incurred any Liability for any brokerage fees, agents' fees, commissions or finders' fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.

Part II
PURCHASER REPRESENTATIONS AND WARRANTIES
1    Due Organization. The Purchaser is duly formed, organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the jurisdiction of its formation or organization.
2    Authorization. The Purchaser has all requisite power, authority and capacity to enter into this Agreement and other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. Each Transaction Document to which such Purchaser is a party, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of it, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, moratorium, reorganization, and other Laws of general application affecting the enforcement of creditors’ rights generally and (b) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3    Consents and Filings. No Consent, order or authorization of or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other third parties is required on the part of any Purchaser in connection with the valid execution, delivery and consummation of the transactions contemplated by this Agreement and the Shareholders Agreement.
4    Restricted Securities. The Purchaser understands that the Purchased Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. The Purchaser understands that the Purchased Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Purchased Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.
5    Legend. The Purchaser understands that the Purchased Shares, and any Equity Securities issued in respect of or exchange for the Purchased Shares may bear the following legend: “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES, AS AMENDED. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

6    Purchase for Own Account. The Purchased Shares are acquired for the Purchaser’s own account or the account of one or more of such Purchaser's Affiliates, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.
7    Accredited Purchaser. The Purchaser (a) is an “accredited Purchaser” as such term is defined in Rule 501 under the Act, or (b) is not a “U.S. person” and is located outside of the “United States”, as such terms are defined in Rule 902 of Regulation S under the Act.
8    Internal Policies. Overland has adopted and implemented each of the following internal policies: (i) a code of conduct governing appropriate workplace behavior, (ii) anti-corruption and anti-money-laundering policies prohibiting actions by directors, management, officers, contractors and strategic suppliers or partners from violation of applicable anti-corruption, anti-bribery or anti-money-laundering laws, (iii) conducting regular checks against sanction, corruption and money laundering lists for employees, contractors and strategic suppliers/partners, as appropriate, and (iv) policies prohibiting use of child labor and supporting human rights (the term “human rights” provided herein refers to those rights recognized in the United Nations’ Universal Declaration of Human Rights). Overland provides regular trainings to its directors, management, employees in terms of each of the above policies no less than once a year.
9    Compliance. The Purchaser has satisfied itself as to the full observance of the Laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Shares, any transactions contemplated hereunder or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other Consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Purchased Shares.

EXHIBIT E
FORMS
Part I - Form of License Agreement

Part II - Form of Amended and Restated Memorandum and Articles

Part III - Form of Shareholders Agreement

Part IV - Form of Indemnification Agreement